Exhibit 32
                                   ----------



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SABRANES - OXLEY ACT OF 2002


         In connection with the Quarterly Report of Laser Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, B. Joyce Wickham and Mark L. Ballard, President, chief Executive Officer and Director; and Vice President, Treasurer, Assistant Secretary and Director, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to our knowledge:

         1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities exchange Act of 1934; and

         2.   The  information  contained in the report  fairly  presents in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Company.


August 19, 2003


/s/ B. Joyce Wickham
--------------------
President, Chief Executive Officer
and Director


/s/ Mark L. Ballard
-------------------
Vice President, Treasurer,
Assistant Secretary and Director